UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2013

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33631	56-2639586
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

700 Louisiana Street, Suite Houston, TX 77002	2060
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 1, 2013, all of the Class C Units representing limited partner interests in Crestwood Midstream Partners LP (the “Partnership”) automatically converted into an aggregate of 7,349,814 Common Units of the Partnership on a one-for-one basis pursuant to the terms of Section 5.12(c) of the Second Amended and Restated Limited Partnership Agreement of the Partnership dated February 19, 2008, as amended. As described in the Partnership’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011 and April 5, 2011, the Partnership issued 6,243,000 Class C Units in a private placement. Each Class C Unit had the right to share in the distributions of the Partnership on a pro rata basis with the Partnership’s Common Units. Each distribution payable in respect of the Class C Units was, at the election of the Partnership, paid in Class C Units resulting in an aggregate of 1,106,814 additional units being issued. The Common Units issued upon the conversion of the Class C Units will be entitled to receive quarterly cash distributions to limited partners beginning in May 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC,
Its General Partner

Date: April 2, 2013	By:	/s/ Steven M. Dougherty
Steven M. Dougherty,
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer